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Exhibit 99.1

ImClone Systems Incorporated
Investors:
Andrea F. Rabney
(646) 638-5058
Stefania Bethlen
(646) 638-5058

IMCLONE SYSTEMS REPORTS 2003 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

        New York, NY—March 15, 2004—ImClone Systems Incorporated (NASDAQ: IMCL) announced today its financial results for the fourth quarter and year ended December 31, 2003. Total revenues for the year ended December 31, 2003 were $80.8 million compared with $60.0 million for the year ended December 31, 2002. Net loss to common stockholders was $112.5 million or $1.52 per common share for the year ended December 31, 2003, compared with a net loss to common stockholders of $157.9 million or $2.15 per common share for the year ended December 31, 2002.

        For the quarter ended December 31, 2003, the Company reported total revenues of $19.8 million compared with total revenues of $14.9 million for the fourth quarter of 2002. Net loss to common stockholders was $26.3 million or $0.35 per common share for the quarter ended December 31, 2003, compared with a net loss to common stockholders of $39.4 million or $0.54 per common share for the quarter ended December 31, 2002.

        The Company had $106.3 million in cash, cash equivalents and securities available for sale at December 31, 2003, compared with $247.7 million at December 31, 2002. On March 12, 2004, the Company announced that it received a $250 million milestone payment under its license agreement with Bristol-Myers Squibb.

        "Since the beginning of 2003, ImClone Systems has experienced significant changes. Most notably, these changes included the first international approval of ERBITUX™ in Switzerland and the subsequent United States approval of ERBITUX in combination with irinotecan and as a single agent in certain patients with late-stage colorectal cancer," stated Daniel S. Lynch, Chief Executive Officer of ImClone Systems. "These achievements will pave the way for the Company to become a profitable, fully integrated biopharmaceutical company. We look forward to leveraging these successes to further expand our resources, grow the Company and build shareholder value over the long-term."

Conference Call

        ImClone Systems will host a conference call with the financial community to discuss 2003 fourth quarter and year-end financial results and the Company's plans for 2004 today, Monday, March 15, 2004 at 11:00 AM Eastern Time.

        The conference call will be webcast live and may be accessed by visiting ImClone Systems' website at www.imclone.com. A replay of the audio webcast will be available under "Earnings Webcast" in the "Investor Relations" section of the Company's website starting shortly after the call on March 15, 2004.

        Those parties interested in participating via telephone may join by dialing (877) 692-2588, or (973) 582-2749 for calls outside of Canada and the United States. A telephone replay of the conference call will be available shortly after the call until March 22, 2004 at midnight Eastern Time. To access the telephone replay, dial (877) 519-4471 domestically, or (973) 341-3080 for calls outside of Canada and the United States, and enter passcode number 4580834.

About ImClone Systems Incorporated

        ImClone Systems Incorporated is committed to advancing oncology care by developing a portfolio of targeted biologic treatments, designed to address the medical needs of patients with a variety of cancers. The Company's three programs include growth factor blockers, angiogenesis inhibitors and cancer vaccines. ImClone Systems' strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems' headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

        Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company's ability to control or predict. Important factors that may cause actual results to differ materially include, but are not limited to, the risks and uncertainties associated with completing pre-clinical and clinical trials of the company's compounds that demonstrate such compounds' safety and effectiveness; manufacturing losses and risks associated therewith; obtaining additional financing to support the company's operations; obtaining and maintaining regulatory approval for such compounds and complying with other governmental regulations applicable to the company's business; obtaining the raw materials necessary in the development of such compounds; consummating and maintaining collaborative arrangements with corporate partners for product development; achieving milestones under collaborative arrangements with corporate partners; developing the capacity to, and overcoming difficulties or delays that arise as we manufacture, market and sell the company's products, either directly or with collaborative partners; developing market demand for and acceptance of such products; earning royalty revenues on commercial sales of ERBITUX, both within and outside of the United States, by our collaborative partners; satisfactorily addressing factors impacting the commercial viability of ERBITUX; competing effectively with other pharmaceutical and biotechnological products; obtaining adequate reimbursement from third party payers; attracting and retaining key personnel; legal costs and the duration and outcome of legal proceedings and investigations, including but not limited to, our investigations pertaining to withholding tax issues; complying with covenants in the indenture for the company's Convertible Subordinated Notes and with the terms of other contractual obligations; obtaining patent protection for discoveries and risks associated with commercial limitations imposed by patents owned or controlled by third parties. For further information on factors which could impact the company and the statements contained in this news release, reference should be made to the company's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise.

(See attached tables)

IMCLONE SYSTEMS INCORPORATED

Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenues	$19,801	$14,855	$80,830	$60,005
Operating expenses:
Research and development	27,491	36,314	121,111	142,862
Clinical and regulatory	6,562	7,538	30,154	20,439
Marketing, general and administrative	11,095	8,872	41,947	45,815
Other	(212)	29	(3,531)	5,738

Total operating expenses	44,936	52,753	189,681	214,854

Operating loss	(25,135)	(37,898)	(108,851)	(154,849)

Other expense, net	1,054	1,299	3,160	2,375

Loss before income taxes	(26,189)	(39,197)	(112,011)	(157,224)
Provision for income taxes	154	175	491	725

Net loss to common stockholders	$(26,343)	$(39,372)	$(112,502)	$(157,949)

Net loss per common share:
Basic and diluted:
Net loss per common share	$(0.35)	$(0.54)	$(1.52)	$(2.15)

Weighted average shares outstanding	74,964	73,580	74,250	73,408

IMCLONE SYSTEMS INCORPORATED

Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$56,850	$72,877
Securities available for sale	49,498	174,778
Other current assets	16,222	37,530

Total current assets	122,570	285,185
Property, plant and equipment, net	245,901	183,539
Other assets	13,124	15,782

Total assets	$381,595	$484,506

Liabilities and Stockholders' Deficit
Current liabilities	$125,785	$145,941
Deferred revenue, long term	286,362	284,142
Long-term obligations	240,041	240,052

Total liabilities	652,188	670,135
Stockholders' deficit	(270,593)	(185,629)

Total liabilities and stockholders' deficit	$381,595	$484,506

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IMCLONE SYSTEMS REPORTS 2003 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS
IMCLONE SYSTEMS INCORPORATED Condensed Consolidated Statement of Operations (in thousands, except per share data)
IMCLONE SYSTEMS INCORPORATED Condensed Consolidated Balance Sheets (in thousands)